EXHIBIT 99.3

                               SECOND AMENDMENT TO

                      RESTATED LOAN AND SECURITY AGREEMENT


           THIS SECOND AMENDMENT TO RESTATED LOAN AND SECURITY AGREEMENT ("Second Amendment") is entered into this ____ day of August, 2008, between Donald E. Anderson and Rebecca E. Anderson, Trustees of the Anderson Family Trust, UTA dated December 20, 1993 ("Lender") as secured party, and Alanco Technologies, Inc. ("ATI"), an Arizona corporation ("Borrower 1"); Excel/Meridian Data, Inc. ("EMD"), an Arizona corporation ("Borrower 2"); Alanco/TSI Prism, Inc. ("TSI"), an Arizona corporation ("Borrower 3"); StarTrak Systems, LLC, a Delaware limited liability company ("Borrower 4"); and Fry Guy, Inc., a Nevada corporation ("Borrower 5"). Borrower 1, Borrower 2, Borrower 3, Borrower 4, and Borrower 5 jointly and severally, individually and collectively, the "Borrower".

RECITALS:

           The parties entered into that Amended and Restated Loan and Security Agreement, dated December 21, 2007, pursuant to which Lender agreed to provide certain funds to Borrower upon the terms and conditions set forth therein (the "Agreement"), and that First Amendment to Restated Loan and Security Agreement, dated February 26, 2008, amending the Agreement. The parties wish to modify the Agreement, as previously amended, in certain respects as set forth herein.

           NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties agree as follows:

1. Definitions. The following subparagraph of Section 1 of the Agreement corresponding to the subparagraph number set forth below shall be amended by substituting the definition set forth below for the corresponding term identified:

            1.8 "Credit Limit" shall mean Two Million Five Hundred Thousand Dollars ($2,500,000.00). Notwithstanding anything contained herein to the contrary, ATI shall have the right to reduce the Credit Limit in any multiple of $100,000 from time-to-time upon thirty (30) days notice to Lender. Further, Lender shall have the right to reduce the Credit Limit to $1,500,000 upon ninety (90) days written notice to ATI.

2. Section 2.1 of the Agreement shall be amended to read as follows:

            2.1 Upon the request of Borrower, made at any time and from time to time during the term hereof, and so long as no Event of Default has occurred, Lender shall lend to Borrower at Borrower's request an amount up to the Credit Limit. If at any time for any reason, the amount of Indebtedness owed by Borrower to Lender pursuant to this
           Section 2.1 of this Agreement is greater than the aggregate amount available to be drawn under this Section 2.1, Borrower shall immediately pay to Lender, in cash, the amount of such excess. Notwithstanding anything to the contrary herein, the amount drawn under this Agreement by Borrower shall not be less than the sum of $2,500,000 at any time during the term of this Agreement without Lender's written consent. Provided, however, in the event that either Lender or ATI exercises its right to reduce the Credit Limit in accordance with section 1.8 hereof, then the amount drawn under this Agreement shall not be less than the revised Credit Limit at any time thereafter without the Lender's written agreement.

3. The first sentence of Section 2.2 shall be replaced with the following:

            2.2 Except as provided below, the Credits shall bear interest, on the Daily Balance owing up to $2,000,000 at a fluctuating rate of interest equal to the Base Rate plus three (3%) percentage points per annum, and shall bear interest on the amount of the Daily Balance owing in excess of $2,000,000 at a fixed rate of interest equal to twelve (12%) percent per annum.

4. Section 6B.1 of the Agreement shall be amended to read as follows:

           6B.1 At any time prior to the full repayment of the Credit, Lender shall have the right and option to convert up to $1,000,000 of the outstanding Credit into shares of Class A Common Stock of the ATI at the conversion rate of $1.25 of the Credit to be converted for each share of Class A Common Stock, without the payment of any additional consideration, subject to readjustment as provided herein below. All principal payments hereafter made with respect to the Loan shall be deemed to be applied in respect of the non-convertible portion of the Loan until the non-convertible portion has been paid in full, and then to the convertible portion. Anything contained in this Agreement to the contrary notwithstanding, the Borrower shall be required to give the Lender thirty (30) days' notice prior to any prepayment of any convertible portion of the Loan, and the Lender shall retain the right to elect to convert all or any portion of such convertible principal prior to the date fixed by the Borrower for prepayment.

5. Borrower agrees that (a) except as expressly provided herein to the contrary, this Second Amendment shall not modify the Agreement as previously amended, (b) all of the collateral described in the Agreement shall remain in all respects subject to the lien or charge of the security interest set forth in the Agreement, and (c) nothing contained herein and nothing done pursuant hereto, shall effect or be construed as affecting the lien or charge of said security interest, or the priority thereof over other liens or charges, or as releasing or affecting the liability of any party or parties who may now or hereafter be liable under or on account of the Agreement. The provisions of this Second Amendment are modifications only and except as provided herein all of the terms and conditions of the Agreement as previously amended remain in full force and effect and the parties hereto ratify and confirm the security, priority and enforceability of the Agreement, as expressly modified by this Second Amendment.

6. This Second Amendment shall bind and inure to the benefit of the respective successors and assigns of each of the parties. This First Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed to be effective as of the date first above written.

BORROWERS:

"Borrower l":
Alanco Technologies, Inc., an Arizona Corporation


By: ________________________________________
    John A. Carlson, Chief Financial Officer


"Borrower 2":
Excel/Meridian Data, an Arizona corporation


By: ________________________________________
    John A. Carlson, Chief Financial Officer



"Borrower 3":
Alanco/TSI Prism, Inc., an Arizona corporation


By: ________________________________________
    John A. Carlson, Chief Financial Officer


"Borrower 4":
StarTrak Systems, LLC
a Delaware limited liability company


By: ____________________________________
    John A. Carlson, Manager


"Borrower 5":
Fry Guy, Inc.
a Nevada corporation


By: ________________________________________
    John A. Carlson, Chief Financial Officer


LENDER:

---------------------------------------
DONALD E. ANDERSON

---------------------------------------
REBECCA E. ANDERSON

Trustees of the Anderson Family Trust, UTA dated December 20, 1993

3401\031\Second Amendment to Restated Loan Agreement